EXHIBIT 99.3
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, par value US$0.00002 each, of China GrenTech Corporation Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.
     IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the 12th day of February 2007.

February 12, 2007
(Date)

Heng Xing Yue Investments Limited
/s/ Rong Yu

Name:	Rong Yu
Title:	Director

Rong Yu
/s/ Rong Yu

Rong Yu

Qi Wang
/s/ Qi Wang

Qi Wang

Yin Huang
/s/ Yin Huang

Yin Huang

Jin Wan
/s/ Jin Wan

Jin Wan

Guang Shi
/s/ Guang Shi

Guang Shi

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